EXHIBIT 31.4

CERTIFICATION OF FRANK A. CALDERONI, EXECUTIVE VICE PRESIDENT, OPERATIONS AND

CHIEF FINANCIAL OFFICER, PURSUANT TO RULE 13a-14(a)/RULE 15d-14(a)

UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Frank A. Calderoni, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Red Hat, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: September 3, 2015

By:	/S/ FRANK A. CALDERONI
Frank A. Calderoni Executive Vice President, Operations and Chief Financial Officer (Principal Financial Officer)